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                                                                   EXHIBIT 10.15


PRIVILEGED AND CONFIDENTIAL






                                    AGREEMENT


                                  by and among


                          RAINTREE CAPITAL COMPANY LLC.


                           CLUB REGINA RESORTS, INC.,


                                       and

                         STARWOOD CAPITAL GROUP, L.L.C.



                            Dated as of May 20, 1997








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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I
DEFINITIONS AND CONSTRUCTION................................................  2
       Section 1.1    Captions..............................................  2
       Section 1.2    Number and Gender.....................................  2
       Section 1.3    Terms.................................................  2
       Section 1.4    Other Definitional Provisions.........................  2
       Section 1.5    Definitions...........................................  3

ARTICLE II
PURCHASE OF STOCK AND LLC INTERESTS.........................................  6
       Section 2.1    Purchase and Sale of the Purchased Company Stock......  6
       Section 2.2    Closing, Delivery and Payment.........................  6
       Section 2.3    Agreements Concerning Ancillary Matters...............  6
       Section 2.4    Termination...........................................  7

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF RAINTREE AND THE COMPANY..................  7
       Section 3.1    Organization and Good Standing........................  7
       Section 3.2    Authorization and Validity............................  8
       Section 3.3    Organization and Good Standing of the
                      Relevant Company Subsidiaries.........................  8
       Section 3.4    Capitalization of the Company.........................  8
       Section 3.5    Capitalization of the Relevant Company Subsidiaries...  8
       Section 3.6    Consents and Approvals................................  8
       Section 3.7    Non-Contravention.....................................  9
       Section 3.8    Absence of Undisclosed Liabilities of the Company
                      and the Relevant Company Subsidiaries.................  9
       Section 3.9    Litigation and Claims.................................  9
       Section 3.10   Compliance with Laws..................................  9
       Section 3.11   Contracts............................................. 10
       Section 3.12   Finder's Fees and Advisors' Fees...................... 10
       Section 3.13   Bancomer Agreement.................................... 10
       Section 3.14   Confirmation.......................................... 10

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER..................................... 10
       Section 4.1    Organization and Good Standing of Buyer............... 10
       Section 4.2    Buyer's Authorization and Validity.................... 10


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
       Section 4.3    Consents and Approvals................................ 11
       Section 4.4    Non-Contravention of Buyer............................ 11
       Section 4.5    Finder's Fees......................................... 11

ARTICLE V
COVENANTS................................................................... 11
       Section 5.1    Access................................................ 11
       Section 5.2    Taking of Necessary Action............................ 12
       Section 5.3    Transactional Services................................ 12
       Section 5.4    Notice of Certain Changes............................. 13
       Section 5.5    Press Releases........................................ 13
       Section 5.6    Bancomer Agreement.................................... 13
       Section 5.7    Co-Buyer.............................................. 14
       Section 5.8    Restructuring......................................... 14
       Section 6.1    Conditions to the Obligations of Buyer
                      and the Company....................................... 14
       Section 6.2    Conditions to the Obligations of Buyer................ 15
       Section 6.3    Conditions to the Obligations of the Company.......... 15

ARTICLE VII
SURVIVAL; INDEMNIFICATION................................................... 16
       Section 7.1    Survival.............................................. 16
       Section 7.2    Indemnification by Raintree and the Company........... 16
       Section 7.3    Indemnification by Buyer.............................. 16
       Section 7.4    Notice, Participation and Duration.................... 16

ARTICLE VIII
TERMINATION................................................................. 17
       Section 8.1    Termination........................................... 17
       Section 8.2    Buyer Termination Option.............................. 18
       Section 8.3    Effect of Termination................................. 18

ARTICLE IX
REMEDIES.................................................................... 18
       Section 9.1    Equitable Remedy...................................... 18
       Section 9.2    Damages............................................... 18

ARTICLE X
MISCELLANEOUS............................................................... 19
       Section 10.1   Due Diligence......................................... 19
       Section 10.2   Notices .............................................. 19
       Section 10.3   Amendment; Waiver..................................... 20
       Section 10.4   Assignment............................................ 20
       Section 10.5   Binding Effect........................................ 20


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
       Section 10.6   Entire Agreement...................................... 20
       Section 10.7   Parties in Interest................................... 20
       Section 10.8   Public Disclosure..................................... 20
       Section 10.9   Counterparts.......................................... 20
       Section 10.10  Submission to Jurisdiction; Selection of Forum........ 21
       Section 10.11  Headings.............................................. 21
       Section 10.12  Severability.......................................... 21
       Section 10.13  Third Parties......................................... 21
       Section 10.14  Incorporation of Exhibits, Schedules and Annexes...... 21
       Section 10.15  Waivers............................................... 22

Exhibit A    Form of Bancomer Agreement


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

         AGREEMENT, (this "Agreement") dated as of May 12, 1997, among RAINTREE CAPITAL COMPANY, LLC, a Texas limited company ("Raintree"), CLUB REGINA RESORTS, INC., a Nevada corporation (the "Company"), and STARWOOD CAPITAL GROUP, L.L.C., a Connecticut limited liability Company ("Buyer").

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Amended and Restated Stock Purchase Agreement (the "Bancomer Agreement"), to be dated on or about the date hereof, among Bancomer S.A, Institucion de Banca Multiple, Grupo Financiero, a Mexican corporation ("Bancomer"), Desarollos Turisticos Bancomer, S.A. de C.V., a Mexican corporation ("DTB"), the Company and CR Hotel Acquisition Company, LLC, a Delaware limited liability company ("CR Hotel"), the Company will agree to purchase all of the issued and outstanding Capital Stock of DTB;

         WHEREAS, DTB owns all of the issued and outstanding common stock of each of Desarollos Turisticos Integrales Cabo San Lucas, S.A. de C.V., Promotora Turistica Nizuc, S.A. de C.V. and Promotora y Desarrolladora Pacifico, S.A. de C.V., each, a Mexican corporation.

         WHEREAS, the parties hereto intend that the (i) Timeshare Business and the Other Business (collectively the "Timeshare/Other Business"); and (ii) the Hotel Business are intended to be owned by separate entities;

         WHEREAS, Buyer and Raintree (including affiliates of Raintree) are willing to loan $750,000 and $3,000,000 respectively, to a newly formed Mexican finance subsidiary ("MFS") for the purpose of loaning such proceeds to the newly formed indirect Mexican subsidiary of the Company to be used to facilitate the acquisition of the Timeshare/Other Business.

         WHEREAS, Buyer will receive warrants to acquire 20% of the equity of the Company as of the Closing Date for $150,000 (representing Buyer's share of expenses as provided herein) and the other considerations described herein.

         WHEREAS, as of the date hereof, SLT Realty Limited Partnership ("Lodging"), has entered into an agreement with Raintree and the Company to purchase a limited liability company interest in CR Hotel in accordance with the terms thereof (the "Lodging Agreement");

         WHEREAS, Buyer initially agreed to acquire a controlling interest in the Hotel Business and a minority interest in the Timeshare/Other Business in accordance with that certain Agreement among Raintree, the Company and Buyer dated May 9, 1997 (the "Prior Agreement");

         WHEREAS, Buyer and the Company agreed that it is in the best interests of Buyer and the Company for an affiliate of Buyer, Lodging, to acquire a controlling interest in the Hotel Business and for Buyer to acquire an interest in the Company as provided herein.

         WHEREAS, to effectuate the foregoing, the parties have agreed to terminate the Prior Agreement.

         WHEREAS, the parties believe that the business of Buyer will facilitate the Company's acquisition of the Capital Stock of DTB and the creation of long-term value for the Company in the ownership and growth of the Timeshare/Other Business;

         WHEREAS, the parties expect that there will be significant opportunities to do business together in the future;

         WHEREAS, the Company intends to adopt appropriate, public company, long term incentive programs providing for stock options, stock grants or similar stock incentive plans (the "Stock Option Plan") for key management employees (not investors) consistent with acceptable business practices;

         WHEREAS, the Company may raise future financing, privately or publicly, to develop into a world-class vacation interval company;

         NOW THEREFORE, in consideration of the above and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Raintree, the Company and Buyer hereby agree as follows:


                                    ARTICLE I
                          DEFINITIONS AND CONSTRUCTION

         Section 1.1 Captions. Titles and captions of articles and sections set forth in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the meaning, of any provision set forth herein.

         Section 1.2 Number and Gender. Whenever required by the context, the singular number shall include the plural and vice versa and the gender of any pronoun shall include the other gender.

         Section 1.3 Terms. Terms may be defined in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.


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

         Section 1.4  Other Definitional Provisions.

                  (a) The words "hereof," "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (b) The terms "dollars" and "$" means United States dollars.

         Section 1.5  Definitions.

                  "Ancillary Agreements" is defined in the Bancomer Agreement.

                  "Bancomer" is defined in the Recitals.

                  "Bancomer Agreement" is defined in the Recitals.

                  "Bancomer Escrow Agreement" means the "Escrow Agreement" as defined in the Bancomer Agreement.

                  "Bancomer Transactions" means the transactions contemplated by the Bancomer Agreement.

                  "Business Days" is defined in the Bancomer Agreement.

                  "Buyer" is defined in the Recitals.

                  "Buyer Indemnitees" is defined in Section 0.

                  "Capital Stock" means with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, voting, or non-voting) of such Persons capital stock or equity interests whether now outstanding or issued after the date hereof, including but not limited to all common stock and preferred stock.

                  "Claim" is defined in Section 0.

                  "Closing" is defined in Section 2.2.

                  "Closing Date" is defined in Section 2.2.

                  "Commitments" is defined in the Bancomer Agreement.

                  "Company" is defined in the Recitals.

                  "Company Common Stock" means the common stock of the Company.


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

                  "Company Indemnities" is defined in Section 0.

                  "CR Hotel" is defined in the Recitals.

                  "Damages" is defined in the Bancomer Agreement.

                  "Default" by any party ("Defaulting Party") shall include the failure to consummate the Closing on or before the Termination Date if the failure to consummate the Closing on or before such date resulted from the willful and knowing failure by the Defaulting Party to fulfill any undertaking or commitment provided for herein that is required to be fulfilled by such Defaulting Party at or prior to Closing.

                  "DTB" is defined in the Recitals.

                  "Enforceable" means an agreement or contract is "Enforceable", if it constitutes the legal, valid and binding obligation of the applicable Person enforceable against such Person in accordance with its terms, subject to bankruptcy, reorganization, insolvency and similar Laws of general application relating to or affecting the rights of creditors, and subject to general principles of equity.

                  "Governmental Body" is defined in the Bancomer Agreement.

                  "Hotel Business" means (i) the "Hotel Business" as defined in the Bancomer Agreement and (ii) one-half of the Capital Stock of Corporacion Habitacional Mexicana, S.A.

                  "Indemnitee" is defined in Section 0.

                  "Indemnitor" is defined in Section 0.

                  "IPO" means an initial public offering of a company's common stock pursuant to the rules and regulations of the Securities Act of 1933, as amended.

                  "Laws", mean, all laws (common or statutory), statutes, ordinances, rules, regulations and decrees applicable to the referenced matter.

                  "Liabilities" is defined in the Bancomer Agreement.

                  "Lien" is defined in the Bancomer Agreement.

                  "Material Adverse Effect" means, with respect to any Person, a material adverse effect on or with respect to the business, assets, financial condition or results of operations of such Person and its Subsidiaries taken as a whole.

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

                  "Mezzanine Note" has the meaning assigned to "US $50 million Mezzanine Note" in the Bancomer Agreement.

                  "MFS" is defined in the Recitals.

                  "Person" is defined in the Bancomer Agreement.

                  "Prior Agreement" is defined in the Recitals.

                  "Proceedings" is defined in the Bancomer Agreement.

                  "Purchased Company Stock" is defined in the Recitals.

                  "Raintree" is defined in the Recitals.

                  "Relevant Company Subsidiaries" means the Timeshare Holding Company and the Timeshare Subsidiaries.

                  "Requisite Regulatory Approvals" means all permits, approvals, filings, consent and waivers required to be obtained or made, and all waiting periods required to expire, before the consummation of the Transactions, as applicable, under all Laws of any jurisdiction, domestic or foreign, having jurisdiction over the Transactions.

                  "Starwood" means collectively Buyer and Lodging.

                  "Stock Option Plan" is defined in the Recitals.

                  "Subsidiary" is defined in the Bancomer Agreement.

                  "Termination Date" is defined in Section 1.1 of the Bancomer Agreement.

                  "Timeshare Assets" is defined in Section 1.1 of the Bancomer Agreement.

                  "Timeshare Business" is defined in the Bancomer Agreement.

                  "Timeshare Holding Company" means the Mexican corporation to be organized to hold the Capital Stock of DTB.

                  "Timeshare Loan" is defined in Section 2.1.

                  "Timeshare Note" has the meaning assigned to "US $45 million Timeshare Senior Mortgage Note" in the Bancomer Agreement.

                  "Timeshare/Other Business" means all of the assets, business and operations of DTB other than the Hotel Business.

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

                  "Timeshare Subsidiaries" means the indirect subsidiaries of the Company to be formed in accordance with Article XV of the Bancomer Agreement in connection with the Timeshare Business.

                  "Transactions" means the transactions contemplated by this Agreement.

                  "Transfer Taxes" is defined in the Bancomer Agreement.

                                   ARTICLE II
                                   INVESTMENT

         Section 2.1 Purchase and Sale of the Purchased Company Stock. On the terms and subject to the conditions set forth herein, at the Closing, the Buyer shall pay by wire transfer of immediately available funds to Bancomer the sum of $750,000. Raintree and affiliates shall cause the $3,000,000 subject to the Bancomer Escrow Agreement to be applied to the purchase price thereunder in accordance with the terms thereof. In consideration of the foregoing and the other obligations of the parties hereto, the $3,750,000 applied as set forth in this Section 2.1 shall be recognized as a loan (the "Timeshare Loans") to a newly formed Mexican corporation to be owned by Buyer and Raintree (and affiliates) ("Raintree Sub"), which, in turn, will loan such monies to a direct or indirect Mexican subsidiary of the Company to be applied to the purchase of the Timeshare/Other Business under the Bancomer Agreement. The Timeshare Loan shall bear interest at 16.5% per annum. In the event that interest is not paid in cash on a quarterly basis, then any unpaid and accrued interest shall bear interest at 12% per annum. Any interest not paid at the time the Company may conduct its IPO shall be paid in shares of the Company's Common Stock priced at 85% of the IPO price per share. It is contemplated that interest on the Timeshare Loans will not be paid in cash so long as the acquisition loans of the Timeshare/Other Business from Bancomer exceed $45 million. In addition to the foregoing and in consideration of the expenses borne by Buyer pursuant to
Section 5.3 and other matters contained herein, Buyer shall receive warrants to purchase Company Common Stock equal to 20% of the equity of the Company as of the Closing Date for no additional consideration. The warrants shall be exercised at the option of the holder on or before the date the Company may conduct an IPO and shall contain appropriate antidilution provisions. In the event of an IPO, each holder of the Timeshare Loans will have the right to convert the principal balance of the applicable Timeshare Loan into the Company's Common Stock priced at 85% of the IPO price per share. In the event of an IPO, each holder of the Timeshare Loans will have the right to convert the principal balance of the applicable Timeshare Loan into the Company's Common Stock priced at 85% of the IPO price per share.

         Section 2.2  Closing, Delivery and Payment.

                  (a) The Transactions shall be consummated (the "Closing") at the offices of Bancomer S A., Institucion de Banca Multiple, Grupo Financiero, Av. Universidad 1200, Col.


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

Xoco, 03339 Mexico, D.F., concurrently with the closing of the Bancomer Transactions, or at such other place and time as the parties may mutually agree. The date on which such Closing occurs is referred to as the "Closing Date". The parties shall conduct a pre-closing at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1900 Pennzoil Place - South Tower, 711 Louisiana, Houston, Texas 77002 on the date that is five (5) Business Days prior to the Closing Date, or at such other time and place as the parties may mutually agree.

                  (b) The transactions contemplated by Article XV of the Bancomer Agreement will be undertaken at Closing or promptly thereafter as provided in the Bancomer Agreement.

         Section 2.3 Agreements Concerning Ancillary Matters. In connection with the Transactions, the parties hereto agree to the following.

                      (i) If Raintree or Buyer desires to sell (the "Selling Party") its interest in the Capital Stock of the Company (or any portion thereof), then such party shall first give notice to the other party (a "Sale Notice") which shall constitute a request for an offer to purchase the interest of the Selling Party by the other party. The other party shall have a period of thirty (30) days thereafter to make a written offer (the "First Offer") to the Selling Party to purchase such interest at the all-cash price set forth in the First Offer to the Selling Party. Such First Offer shall be accepted or refused by the Selling Party within ten (10) days after its receipt thereof. If the Selling Party does not accept the First Offer from the other party within such ten (10) day period, then the Selling Party may, within the ensuing 180 day period, sell its interest to a third party but only at a price which is higher than the First Offer. Failure by the other party to respond to a Sale Notice within the period provided herein shall constitute a waiver of all rights of the other party under this
         Section 2.3(i) but only with respect to the particular Sale Notice to which such failure relates. If the Selling Party does not accept the First Offer, does not consummate a sale at a higher price within the 180 day period after the date of delivery of the Sale Notice and wishes to sell in more than 180 days after the date of delivery of the Sale Notice, then the Selling Party shall be required to comply with the foregoing procedures set forth in this Section 2.3(i). The provisions of this Section 2.3(i) shall not be applicable to transfers to affiliates or changes in control of such affiliates.

                      (ii) the Company shall be managed by a Board of Directors consisting of three Raintree representatives, a representative of Starwood, John McCarthy and two other persons to be selected by Raintree. Starwood shall have the continuing right to collectively nominate one member of the Board of Directors.

                      (iii) John McCarthy shall be the Chief Executive Officer of the Company and shall have primary responsibility for operations in Mexico and such other areas approved by the Board of Directors of the Company and (ii) John McCarthy shall be the President and Chief Operating Officer of the Company.

                      (iv) the Company agrees to consult with Buyer as to the appointment of

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

         such other executive officers for the Company consistent with its growth and business strategy as an upscale timeshare developer and public company and in issues of compensation and other material decisions.

                      (v) Buyer will have the right to approve prior to the IPO any financing of the Company (debt or equity) with any person which is not a bona-fide unaffiliated third party as to Raintree and its principals.

         Section 2.4 Termination. The Prior Agreement is hereby terminated and is null and void and of no further force or effect and no party hereto shall have any obligation thereunder whatsoever.

                                   ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF RAINTREE AND THE COMPANY

         Raintree and the Company hereby represent and warrant to Buyer as of the date hereof and as of the Closing Date (except that representations and warranties that are made as of a specific date need be true only as of such date) as follows:

         Section 3.1 Organization and Good Standing. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has engaged in no business other than the entering into of the Bancomer Agreement, this Agreement and performance thereunder. Raintree is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

         Section 3.2 Authorization and Validity. Raintree and the Company have all requisite power and authority to enter into this Agreement and, subject to obtaining all Requisite Regulatory Approvals referenced in Section 0, to carry out its obligations hereunder. Each of the execution, delivery and performance by the Company and Raintree of this Agreement has been duly authorized by all requisite action. This Agreement is Enforceable against the Company and Raintree.

         Section 3.3 Organization and Good Standing of the Relevant Company Subsidiaries. Each Relevant Company Subsidiary will be duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and by the Closing Date will have all requisite corporate power and authority to own, lease and operate all properties and assets then owned, leased or operated by it and to carry on its business as then conducted. As of the Closing Date, each Relevant Company Subsidiary will be duly qualified to conduct business in all jurisdictions in which the nature of the business transacted by it requires qualification.

         Section 3.4 Capitalization of the Company. As of the Closing Date, the authorized Capital Stock of the Company will be duly authorized, and when issued, validly issued, fully paid and non-assessable. Douglas Y. Bech is the record owner of all of the Capital Stock of the

Company as of the date hereof. Buyer will be delivered shares of Company Common Stock equal to 20% of the outstanding Capital Stock of the Company on a fully diluted basis. There are no Commitments or preemptive rights with respect to the Capital Stock of the Company which would effect the Company's ability to perform in accordance with the provisions of this Agreement. Buyer acknowledges that the Company may adopt a Stock Option Plan which will dilute Buyer and the other Common Stock holders pro-rata.

         Section 3.5 Capitalization of the Relevant Company Subsidiaries. All of the Capital Stock of each Relevant Company Subsidiary will, on the Closing Date, be duly authorized, validly issued, fully paid and non-assessable. As of the Closing Date, the Company shall own all of the issued and outstanding Capital Stock of each Relevant Company Subsidiary free and clear of all Liens and encumbrances other than as contemplated by the Bancomer Agreement. There will be no Commitments or preemptive rights with respect to the Capital Stock of the Relevant Company Subsidiaries except as required generally with respect to such Capital Stock under Mexican law.

         Section 3.6 Consents and Approvals. Except as required by the Bancomer Agreement, as of the Closing Date, no Requisite Regulatory Approval applicable to the Transactions which has not been obtained is required to be obtained by the Company, Raintree or any of the Relevant Company Subsidiaries from, and no notice or filing will be required to be given by the Company, Raintree or the Relevant Company Subsidiaries to or made by the Company, Raintree or the Relevant Company Subsidiaries with, any Governmental Body or other Person in connection with the execution, delivery and performance by the Company of this Agreement.

         Section 3.7 Non-Contravention. As of the Closing Date, the execution, delivery and performance by the Company and by Raintree of this Agreement and the consummation of the Transactions by the Company will not (i) violate any provision of the Certificate of Incorporation, Bylaws (or other similar documents) or other organizational documents of the Company, Raintree or any Relevant Company Subsidiary, (ii) subject, as to performance, to obtaining the consents referred to in Section 0, (A) result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation or the Company, Raintree or any Relevant Company Subsidiary under, or to a loss of any benefit to which the Company, Raintree or any Relevant Company Subsidiary is entitled under, any contract or other instrument to which the Company, or any Relevant Company Subsidiary is a party or (B) except as contemplated by the Bancomer Agreement, result in the creation of any Lien upon any of the Capital Stock of the Company, Raintree or any Relevant Company Subsidiary, or (iii) to the knowledge of the Company and/or Raintree, violate or result in a breach of or constitute a default under any order or Law applicable to the Company, Raintree or any Relevant Company Subsidiary, including any Governmental Body approval.

         Section 3.8 Absence of Undisclosed Liabilities of the Company and the Relevant Company Subsidiaries. Except as contemplated by this Agreement or the Bancomer Agreement,


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the Company and each Relevant Company Subsidiary is not subject to any
Liabilities.

         Section 3.9 Litigation and Claims. There is no pending Proceeding that has been commenced by or against the Company, Raintree or any Relevant Company Subsidiary that would be expected to materially and adversely affect the Company, Raintree, the Transactions or impair the ability of the Company to perform under the Bancomer Agreement.

         Section 3.10 Compliance with Laws. From their inception, the businesses of the Company and each Relevant Company Subsidiary will have been conducted in compliance with all applicable Laws (including, but not limited to, those relating to licenses and permits for the ownership, occupancy and operation of its properties). The Company has or will have by the Closing Date all Governmental Body approvals necessary for the conducting of its businesses as currently (and as planned to be) conducted and, by the Closing Date, each Relevant Company Subsidiary will have all Governmental Body approvals necessary for the conducting of its business as then conducted. There are no proceedings pending or, to the knowledge of the Company and/or Raintree, threatened which may result in the revocation, cancellation or suspension of any such Governmental Body approval. As of the date hereof, no investigation or review by any Governmental Body (including, but not limited to, any audit or similar review by any Federal, state or local taxing authority) with respect to the Company or any of its respective properties is, to the knowledge of the Company, pending or threatened.

         Section 3.11 Contracts. This Agreement, the Bancomer Agreement, and the agreements contemplated thereby are the only contracts to which the Company and each Relevant Company Subsidiary is or, to the Company's knowledge, will be a party or to which any of their businesses, or properties is or, to the Company's knowledge, will be subject.

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

         Section 3.12 Finder's Fees and Advisors' Fees. Neither Raintree nor the Company has dealt with any broker or finder in connection with the Transactions, and no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions contemplated hereby or by the Bancomer Agreement other than Jefferies & Company, Inc. Raintree and the Company agree to indemnify and hold harmless Buyer against any Liability incurred because of any brokerage commission or finder's fee alleged to be payable because of any act, omission or statement of the indemnifying party. The Company is solely responsible for any obligations to Jefferies & Company, Inc.

         Section 3.13 Bancomer Agreement. Nothing has come to the attention of Raintree or the Company after due inquiry which would cause either Raintree or the Company to believe that any of the representations and warranties of Bancomer set forth in the Bancomer Agreement are not true and correct.

         Section 3.14 Confirmation. Raintree and Buyer confirm that each of the representations and warranties of the Company under the Bancomer Agreement are true and correct.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Raintree and the Company as of the date hereof and as of the Closing Date (except that the representations and warranties that are made as of a specific date need be true only as of such date) as follows:

         Section 4.1 Organization and Good Standing of Buyer. Buyer is a limited liability company duly organized, validly existing and in good standing under the law of the jurisdiction of its incorporation.

         Section 4.2 Buyer's Authorization and Validity. Buyer has all requisite power and authority to enter into this Agreement and subject to obtaining all Requisite Regulatory Approvals referenced in Section 0 to carry out its obligations hereunder and thereunder. Each of the execution, delivery and performance by Buyer of this Agreement has been duly authorized by all requisite action. This Agreement is Enforceable against Buyer.

         Section 4.3 Consents and Approvals. Except as may be required under the laws of Mexico or any subdivision or agency thereof, no Requisite Regulatory Approval applicable to the Transactions which has not been obtained is required to be obtained by Buyer from, and no notice or filing is required to be given by Buyer to or made by Buyer with, any Governmental Body or other Person in connection with the execution, delivery and performance by Buyer of this Agreement.

         Section 4.4 Non-Contravention of Buyer. The execution, delivery and performance by Buyer of this Agreement, and the consummation of the Transactions, do not and will not (i) violate any provision of the Certificate of Formation, Operating Agreement (or other similar documents) or other organizational documents of Buyer, (ii) subject, as to performance, to obtaining the consents referred to in Section 0, (A) result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of Buyer under, or to a loss of any benefit to which Buyer is entitled under, any contract or other instrument to which Buyer is a party or (B) except as contemplated by this Agreement or the Bancomer Agreement, result in the creation of any Lien upon the Purchased Common Stock (iii) to the knowledge of Buyer, violate or result in a breach of or constitute a default under any order or Law applicable to Buyer, including any Governmental Approval.

         Section 4.5 Finder's Fees. Buyer represents and warrants that it has dealt with no broker or finder in connection with any of the Transactions, no broker or other person is entitled to any commission or finder's fee in connection with any of the Transactions except as set forth in Section 0. Buyer agrees to indemnify and hold harmless Raintree, CR Hotel and the Company against any Liability incurred because of any brokerage commission or finder's fee alleged to he payable because of any act, omission or statement of Buyer.

                                    ARTICLE V
                                    COVENANTS

         Section 5.1  Access.

                  (a) Prior to the Closing, Raintree and the Company shall permit Buyer and its representatives to have access, during regular business hours and upon reasonable advance notice, to all information, wherever located, obtained by Raintree or the Company from Bancomer under the Bancomer Agreement or from any advisors or other source with respect to the Transactions under the control or direction of Raintree and/or the Company.

                  (b) In the event of the termination of this Agreement, Buyer shall promptly deliver to the Company, all original documents, work papers and other material obtained by Buyer or on its behalf from Raintree and the Company, or any of their respective agents, employees or representatives as a result hereof or in connection herewith whether so obtained before or after the execution hereof. Buyer shall at all times prior to the Closing Date, and in the event of termination of this Agreement, cause any information so obtained to be kept confidential and will not use, or permit the use of, such documents, work papers and other materials in its business or any other manner or for any other purpose except as contemplated hereby. The foregoing shall not preclude Buyer from (i) disclosing any information obtained from Raintree or the Company to Buyer's consultants, accountants, legal advisors or other similar representatives, (ii) using or disclosing such information which currently is known generally to the public or which subsequently has come into the public domain, other than because of disclosure in violation of this Agreement, (iii) using or disclosing of such information that becomes available to Buyer on a non-confidential basis from a source other than Raintree, the Company or Raintree's or the Company's agents provided that such source does not have an obligation prohibiting the disclosure of such information, (iv) disclosure to Buyer's officers, directors and/or affiliates or (v) disclosing such information required by Law or court order, provided, that, as soon as Buyer has knowledge of the requirement for such disclosure, Buyer will promptly give the Company oral and then written notice of the nature of the Law or order requiring disclosure and the disclosure to be made in accordance therewith.

         Section 5.2 Taking of Necessary Action. Subject to this Agreement and Law, Buyer, Raintree and the Company shall use their best efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the Transactions. Without limiting the foregoing, each of Buyer and the Company shall, and the Company shall cause each of its Subsidiaries to, use their best efforts to obtain and make all consents, approvals, assurances or filings of or with third parties and Governmental Bodies necessary for the consummation of the Transactions. Each of the parties shall cooperate with the others in good faith to help the other satisfy its obligations under this Section 0. If at any time after the Closing Date any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers or directors of each party to this Agreement shall take that necessary action.

         Section 5.3  Transactional Services.

                  (a) At the Closing, (i) Starwood and (ii) the Company shall each pay by wire transfer 50% of all third party fees and expenses incurred by Starwood and the Company in connection with the transactions contemplated hereby and by the Bancomer Agreement and the Lodging Agreement other than the fees and expenses of Akin, Gump, Strauss, Haver & Feld, L.L.P. and Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel; provided, Starwood's share of fees and expenses incurred by the Company shall not exceed $500,000; and provided, further, that 30% of the Starwood obligation pursuant to this Section 5.3 shall be paid by Buyer pursuant hereto (not to exceed $150,000) and 70% of the Starwood obligation shall be paid by Lodging pursuant to Section 5.3(a) of the Lodging Agreement (not to exceed $350,000). Nothing in this Agreement, including, without limitation, in this Section 0(a), shall limit the right of Buyer, Lodging or the Company to engage any counsel, accountant or other advisor at its own expense subject to the obligation to make payments for services rendered in accordance with the provisions of this Section 0(a) in the case of Buyer and Section 5.3(a) of the Lodging Agreement in the case of Lodging.

                  (b) The services and work product of Santamarina y Steta, counsel to the Company in Mexico for the Bancomer Transactions shall also be for Starwood's benefit. Starwood (or Buyer and Lodging separately as they may determine) may engage their own Mexican local counsel, the expense for which shall be allocated as contemplated by Section 5.3(a) of this Agreement in the case of Buyer and Section 5.3(a) of the Lodging Agreement in the case of Lodging. It is understood that Ernst & Young has been engaged to conduct a USGAAP audit of the historical financial statements of DTB as well as a review of interim financial statements on a USGAAP basis, and to provide tax and related advisory services. It is contemplated that Ernst & Young will provide Buyer with a complete briefing of its tax and financing analysis of the Bancomer Transactions. The Company and Buyer will consult as to the engagement of other tax advisors, accountants, consultants or attorneys for the Bancomer Transactions to supplement the work done to date. All other consultants previously engaged by the Company and the work product thereof will be made available to Buyer.

         Section 5.4 Notice of Certain Changes. Each party hereto shall give prompt written notice to the other parties hereto of the occurrence or non-occurrence, of any event which would be likely to cause any representation or warranty herein to be untrue or inaccurate, or any covenant, condition or agreement herein not be complied with or satisfied.

         Section 5.5 Press Releases. The Company and Buyer shall consult with each other as to the timing, form and substance of any press release or public disclosure of matters related to this Agreement or any of the transactions contemplated by this Agreement; provided, however; that nothing in this Section 0 shall be deemed to prohibit any party to this Agreement from making any disclosure that if required to fulfill that parry's disclosure obligations imposed by Law or stock exchange requirements.

         Section 5.6 Bancomer Agreement. Buyer and the Company shall each have the right to approve any modifications to the Bancomer Agreement and any decisions or actions taken with respect thereto prior to the Closing Date which approvals shall not be unreasonably withheld, delayed or conditioned, including, without limitation, the approval of the Ancillary Agreements and the continuation of beneficial interests of Bancomer pursuant to Section 2.4(d) of the Bancomer Agreement. Buyer and the Company shall seek the agreement of Bancomer to (i) pay for the title insurance contemplated by the Bancomer Agreement and (ii) apply the "Defects" deduction contemplated by the Bancomer Agreement as an offset against cash due Bancomer at the closing under the Bancomer Agreement. In the event of a default by Bancomer under the Bancomer Agreement, Buyer and the Company shall agree upon any and all actions to be taken in connection therewith. In the event that damages are obtained against Bancomer pursuant to Section 10.2(f) of the Bancomer Agreement, such damages shall be shared equally between Starwood and the Company after payment of all reasonable legal fees and expenses of Starwood and the Company in connection therewith.

         Section 5.7 Co-Buyer. Starwood and the Company shall consult with Mexican counsel promptly following the date hereof to determine if any Requisite Regulatory Approvals would be required to provide Starwood with the rights under
Section 6.6 of the Bancomer Agreement as a "Co-Buyer" as defined therein. In the event that Mexican counsel advises that no Requisite Regulatory Approvals are required in connection therewith, the Company shall notify Bancomer that Starwood is a "Co-Buyer" under Section 6.6 of the Bancomer Agreement. In the event that any Requisite Regulatory Approvals would be so required to provide such rights to Starwood, Starwood agrees that it will not require that the Company request that Starwood be made a "Co- Buyer" under the Bancomer Agreement if allocation for such Requisite Regulatory Approvals would delay the closing under the Bancomer Agreement.

         Section 5.8 Restructuring. The parties agree to continue to analyze the transaction structure and to restructure same as the parties may under such circumstances agree, provided that none of the parties will suffer any economic or other detriment in connection with such restructuring.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

         Section 6.1 Conditions to the Obligations of Buyer and the Company. The obligations of the parties hereto to effect the Closing are subject to the satisfaction (or waiver prior to the Closing) of the following conditions:

                  (a) (i) No order and no other legal restraint or prohibition that would prevent, enjoin or have the effect of preventing the consummation of the transactions contemplated by this Agreement or the Bancomer Agreement shall be in effect; provided, however, that no party may invoke this condition unless such party shall have complied fully with its obligations under Section 0 and, in addition shall have used all commercially reasonable efforts to have any such order vacated; and

                  (ii) There shall not be commenced or threatened in writing, or be continuing, any Proceeding which would prevent, enjoin or have the effect of preventing the consummation of the transactions contemplated by this Agreement and/or the Bancomer Agreement.

                  (iii) The Bancomer Agreement shall have been executed and delivered by the parties thereto in substantially the form attached hereto as Exhibit A hereto or, at Buyer's option, a closing shall have occurred under the existing agreements of the Company and CR Hotel with respect to the acquisition contemplated by the Bancomer Agreement.

                  (b) All Requisite Regulatory Approvals required under this Agreement shall have been made or obtained and shall be in full force and affect and shall not have expired or been rescinded.

                  (c) All conditions precedent to the obligations of the Company to closing of the Bancomer Transactions shall have been satisfied or waived by the Company and Buyer.

                  (d) Raintree and such other shareholders of the Company as may be required to effectuate the provisions thereof shall ensure the issue and delivery to Buyer of a loan agreement reflecting the provisions of Section 2.1 and Buyer shall have received warrants in a form contemplated by Section 2.1 and Buyer and Raintree (and affiliates) shall have entered into a shareholders agreement with respect to matters related to the ownership of the Company Common Stock which shall contain such terms and conditions as Buyer and such shareholders shall agree consistent with the terms hereof.

                  (e) The Company and the Buyer shall have approved the Ancillary Agreements.

                  (f) The closing under the Lodging Agreement shall occur concurrently herewith.

         Section 6.2 Conditions to the Obligations of Buyer. The obligation of Buyer to effect the Closing is subject to the satisfaction (or waiver by the Buyer) prior to the Closing of the following conditions:

                  (a) The representations and warranties of the Company contained herein shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, as if made as of the Closing (except that representations and warranties that are made as of a specific date need be true in all material respects only as of such date).

                  (b) The Company shall have delivered to Buyer the certificates representing the warrants described in Section 2.1.

                  (c) The covenants and agreements of the Company to be performed on or prior to the Closing shall have been performed in all material respects.

                  (d) Title insurance with respect to the real property and improvements used in connection with the Timeshare Business shall have been delivered in accordance with the provisions of the Bancomer Agreement.

         Section 6.3 Conditions to the Obligations of the Company. The obligation of the Company to effect the Closing is subject to the satisfaction (or waiver prior to the Closing) of the following conditions:

                  (a) The representations and warranties of Buyer contained herein shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, as if made as of the Closing (except that representations and warranties that are made as of a specific date need be true in all material respects only as of such date).

                  (b) The covenants and agreements of Buyer to be performed on or prior to the Closing shall have been duly performed in all material respects.

                                   ARTICLE VII
                            SURVIVAL; INDEMNIFICATION

         Section 7.1 Survival. The representations and warranties of the Company and Buyer contained in this Agreement and any document, instrument or certificate delivered in connection with the Transactions shall survive the Closing.

         Section 7.2 Indemnification by Raintree and the Company. Raintree and the Company agree to indemnify and hold harmless Buyer and its officers, directors, shareholders, Affiliates, employees and agents (the "Buyer Indemnitees") from any and all Damages, directly or indirectly resulting from, relating to, arising out of or attributable to: (a) any breach of or inaccuracy in any representation or warranty of the Company and/or Raintree contained in this Agreement, and (b) subject to Section 9.2, any breach or nonperformance, partial or total, by the Company and/or Raintree of any covenant or agreement of the Company and/or Raintree contained in this Agreement.

         Section 7.3 Indemnification by Buyer. Buyer agrees to indemnify and hold harmless the Company and Raintree and their officers, directors, shareholders, Affiliates, employees and agents (the "Company Indemnities") from any and all Damages, directly or indirectly resulting from, arising out of or attributable to: (a) any breach of or inaccuracy in any representation or warranty of Buyer contained in this Agreement, and (b) subject to Section 9.2, any breach or non-performance, partial or total, by Buyer of any covenant or agreement of Buyer contained in this Agreement.

         Section 7.4 Notice, Participation and Duration. If a claim by a third party is made against a party indemnified pursuant to this Article VII ("Indemnitee"), and if such Indemnitee intends to seek indemnity with respect thereto under this Article VII, the Indemnitee shall promptly, and in any event within 10 days of the assertion of any claim or the discovery of any fact upon which Indemnitee intends to base a claim for indemnification under this Agreement (a "Claim"), notify the party or parties from whom indemnification is sought (the "Indemnitor") of such Claim. Upon any Claim, Indemnitor, at its option, may assume (with legal counsel reasonably acceptable to the Indemnitee) the defense of any Proceeding in connection with the Indemnitee's Claim, and may assert any defense of Indemnitee or Indemnitor, provided that Indemnitee shall have the right at its own expense to participate jointly with Indemnitor in the defense of any Proceeding in connection with the Indemnitee's Claim and provided, further, if Indemnitee has interests in such matters which are or which may be adverse to Indemnitor, then, in such event, Indemnitor shall pay all reasonable costs of Indemnitee's counsel. If Indemnitor elects to undertake the defense of any Claim hereunder, Indemnitee shall cooperate with Indemnitor to the extent reasonably requested in regard to all matters relating to the Claim (including, without limitation, corrective actions required by applicable Law, assertion of defenses and the determination, negotiation and settlement of all Damages) so as to permit Indemnitor's management of the same with regard to the amount of Damages payable to indemnitor hereunder. Indemnitor shall not settle any indemnifiable Claim without the prior written consent of Indemnitee unless such settlement involves only the payment of money by indemnitor and the claimant provides to Indemnitee a release, in form and substance reasonably satisfactory to Indemnitee, from all Liability in respect of such Claim.

                                  ARTICLE VIII
                                   TERMINATION

         Section 8.1 Termination. This Agreement may be terminated at any time prior to the Closing.

                  (a) by written agreement of the Company and Buyer;

                  (b) by the Company after the occurrence and during the continuation of a Default by Buyer under this Agreement and/or by Lodging under the Lodging Agreement, provided that no Default or event which, with notice and/or the lapse of time, would constitute a Default by the Company (other than a Default caused by Buyer's Default) shall have occurred and be continuing;

                  (c) by Buyer after the occurrence and during the continuation of a Default by the Company under this Agreement and/or by the Company under the Lodging Agreement, provided that no Default, or event which, with notice and/or the lapse of time, would constitute a Default, by Buyer (other than a Default caused by the Company's Default) shall have occurred and be continuing.

                  (d) by Buyer, if the conditions precedent to Buyer's obligation to close hereunder have not been satisfied prior to the Termination Date.

                  (e) by the Company, if the conditions precedent to the Company's obligation to close hereunder have not been satisfied by the Termination Date (other than conditions precedent related to default by Bancomer under the Bancomer Agreement which shall be subject to the provisions of Section 8.2).

Termination of this Agreement pursuant to this Section 0 shall be effected by written notice by the party terminating this Agreement to the other party of the termination and the basis for such termination.

         Section 8.2 Buyer Termination Option. Buyer shall have the right to terminate this Agreement if Bancomer shall default under the Bancomer Agreement, provided, however, that so long as Buyer has not exercised its right to terminate this Agreement pursuant to this Section 0 in the event of a default by Bancomer under the Bancomer Agreement, Buyer and the Company shall diligently seek to enforce the rights of the Company and CR Hotel under the Bancomer Agreement in a prudent manner.

         Section 8.3 Effect of Termination. In the event of the termination of this Agreement in accordance with Section 0 or Section 0, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any Liability to the other party hereto or their respective Affiliates, directors, officers or employees, except for the obligations of the parties hereto contained in Sections 0(b) and 0 and Articles VII, IX and X, and except that nothing herein will relieve any party from liability for any breach of this Agreement prior to such termination.

                                   ARTICLE IX
                                    REMEDIES

         Section 9.1 Equitable Remedy. The Company acknowledges that Buyer will be irreparably damaged (and Damages at law would be an inadequate remedy) if this Agreement is not specifically enforced. Therefore, in the event of a breach of threatened breach by the Company and/or Raintree of any provision of this Agreement, then Buyer shall be entitled, in addition to all other rights or remedies provided for hereunder, to an injunction restraining such breach without being required to show any actual Damage or to post an injunction bond, and/or to obtain a decree for specific performance of the provisions of this Agreement.

         Section 9.2  Damages.

                  (a) In no event shall any consequential, incidental, expectation or punitive damages or action for specific performance be permitted to the Company and/or Raintree hereunder; it being agreed that the Company's remedy for default by Buyer shall be to bring an action for recovery of its out-of-pocket costs.

                  (b) The Company hereby acknowledges that Buyer may suffer Damages as a result of a Default hereunder. Accordingly if for any reason the Company and/or Raintree defaults under this Agreement, Buyer, at its sole election may pursue against the Company and Raintree an action for specific performance of this Agreement. In no event shall any consequential, incidental, expectation or punitive damages be permitted to Buyer hereunder, it being agreed that Buyer's remedy for default by the Company and/or Raintree shall be to bring an action for specific performance and recovery of its out-of-pocket costs.

                                    ARTICLE X
                                  MISCELLANEOUS

         Section 10.1 Due Diligence. Buyer shall perform a due diligence review of the Timeshare/Other Business and Raintree and the Company shall fully cooperate with Buyer in connection therewith; provided, however, that such due diligence review shall be only for Buyer's informational purposes except notwithstanding any other provisions of this Agreement, Buyer may upon written notice to the Company and Raintree on or prior to 5:00p.m. on May 20, 1997 terminate this Agreement based upon its due diligence review (the determination of which shall be in the sole and absolute discretion of Buyer), in which event, no parties hereto shall have any further obligation hereunder except as expressly provided herein. No investigation by any party to this Agreement into the business, operations and condition of any other party shall diminish in any way the effect of any representations or warranties made by such other party in this Agreement or shall relieve such other party of any of its obligations under this Agreement. The parties agree that any item disclosed on any schedule to this Agreement shall be deemed to be disclosed for all purposes of this Agreement, notwithstanding the fact that such item was not disclosed on any other schedule to this Agreement.

         Section 10.2 Notices. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including electronic transmission) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, electronically transmitted, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

To Buyer:                           With a copy (which shall not constitute notice) to:
Starwood Capital Group, L.L.C.      Greenberg Traurig
3 Pickwick Plaza                    153 East 53rd Street
Greenwich, Connecticut  06830       New York, New York  10022
(203) 861-2100                      Attn: Robert J. Ivanhoe, Esq.
Telefax: (203) 861-2101             (212) 801-9333
                                    Telefax: (212) 223-7161

To Raintree or the Company:         With a copy (which shall not constitute notice) to:
Raintree Capital Company LLC.       Akin, Gump, Strauss, Hauer & Feld, L.L.P.
Pennzoil Place - South Tower        Pennzoil Place - South Tower
Suite 2310, 711 Louisiana           Suite 1900
Houston, Texas 77002                Houston, Texas 77002
Attn: Douglas Y. Bech               Attn: David S. Peterman, Esq.
(713) 220-5821                      (713) 220-5803
Telefax: (713) 236-0822             Telefax: (713) 236-0822

or to such address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date of transmission with confirmed answer back if by electronic transmission; and (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

         Section 10.3 Amendment; Waiver. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement;

         Section 10.4 Assignment. Except as provided in this Section 0, no party shall assign his or its rights and/or obligations under this Agreement without the prior written consent of each other party to this Agreement. Buyer shall have the right to assign its rights hereunder to one or more affiliates thereof provided that such affiliate or affiliates, as the case may be, has the ability to perform all obligations hereunder, including, without limitation, to make the cash payment to Bancomer required in accordance with the provisions hereof (including, without limitation, SLT Realty Limited Partnership or SLC Operating Limited Partnership or their respective affiliates).

         Section 10.5 Binding Effect. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors and permitted assigns, whether so expressed or not.

         Section 10.6 Entire Agreement. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and between such parties.

         Section 10.7 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Buyer, Raintree, the Company or their successors or permitted assigns, any rights or remedies under or because of this Agreement.

         Section 10.8 Public Disclosure. Notwithstanding anything herein to the contrary, each of the parties to this Agreement hereby agrees with the other party hereto that, except as may be required to comply with the requirements of any applicable Laws, and the rules and regulations of each stock exchange upon which the securities of one of the parties is listed, no press release or similar public announcement or communication shall, if prior to the Closing, be made or caused to be made concerning the execution or performance of this Agreement unless the parties shall have consulted in advance with respect thereto.

         Section 10.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding upon any party so confirming.

         Section 10.10 Submission to Jurisdiction; Selection of Forum. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the laws of Delaware. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contained in or contemplated by this Agreement, whether in tort or contract or at law or in equity, exclusively in Delaware (the "Chosen Courts") and solely in connection with claims arising under this Agreement or the transactions contained in or contemplated by this agreement (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (iv) agrees that service or process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 0 of this Agreement.

         Section 10.11 Headings. The headings contained in this Agreement are for convenience of reference only, are not to be considered a part of the Agreement and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

         Section 10.12 Severability. If any provision of this Agreement or any other agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall, be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable.

         Section 10.13 Third Parties. Unless expressly stated herein to the contrary (including, without limitation, Sections 0 and 0), nothing in this Agreement, whereto express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective legal representatives, successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the Liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

         Section 10.14 Incorporation of Exhibits, Schedules and Annexes. All exhibits, schedules and annexes referred to in this Agreement and attached hereto are hereby made a part of this Agreement by this reference.

         Section 10.15 Waivers. The failure or delay of any party at any time tn require performance by another party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy hereunder. Any waiver by any party of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on any party in any circumstances shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

         IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

                                       RAINTREE CAPITAL COMPANY LLC,
                                       a Texas limited liability company


                                       By:
                                          --------------------------------------
                                       Name:  Douglas Y. Bech
                                       Title: Executive Managing Director



                                       CLUB REGINA RESORTS, INC.,
                                       a Nevada corporation


                                       By:
                                          --------------------------------------
                                       Name:  Douglas Y. Bech
                                       Title: President



                                       STARWOOD CAPITAL GROUP, L.L.C.,
                                       a Connecticut limited liability company


                                       By:
                                          --------------------------------------
                                       Name:  Merrick Kleeman
                                       Title: Managing Director